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                                                                    EXHIBIT 99.2

                                     Proxy

                    INTERNATIONAL INTEGRATION INCORPORATED
                                101 Main Street
                        Cambridge, Massachusetts 02142

  This proxy is solicited on behalf of the Board of Directors for the Special
       Meeting of Stockholders to be held on Tuesday, November 2, 1999.

        The undersigned hereby appoints Michael Pehl and Lawrence P. Begley or either of them, each with power of substitution, as proxies to vote as specified on this card all shares of common stock, par value $.01 per share, of International Integration Incorporated, a Delaware corporation (the "Company") that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held on Tuesday, November 2, 1999, or any adjournments or postponements thereof, as follows on the reverse side.

[See reverse]     continued and to be signed on reverse side      [See reverse]
[   side    ]                                                     [   side    ]

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[X] Please mark
    votes as in
    this example

Proposal to approve the Agreement and Plan    FOR     AGAINST    ABSTAIN
of Merger dated August 10, 1999 by and among  [ ]       [ ]        [ ]
Razorfish, Inc., Razorfish Merger Sub,
Inc. and the Company.

In accordance with their discretion, upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.

                        You are encouraged to specify your choice by marking the
                        appropriate box above, but you need not mark any box if
     MARK HERE          you wish to vote in accordance with the Board of
     FOR ADDRESS [ ]    Directors' recommendation. The proxies cannot vote your
     CHANGE AND         shares unless you sign and return this card.
     NOTE BELOW
                        When properly executed, this proxy will be voted in the manner directed by the undersigned stockholder. IF NO
                        DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE
                        PROPOSAL SET FORTH HEREIN.

                        The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at the meeting or any adjournment or postponement thereof.

                        (Please sign exactly as name appears on stock certificate. When shares are registered jointly, all owners must sign. Corporate owners should sign full corporate name by an authorized person. Executors, administrators, trustees or guardians should indicate their status when signing.)

                        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature:_______________ Date: _______  Signature:_______________ Date: _______